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THIS DEED OF VARIATION is made on the 5 MARCH 1999

BETWEEN:-

(1) INSIGNIA FINANCIAL GROUP, INC. ("INSIGNIA"), incorporated in the State of Delaware, U.S.A., whose principal office is at 200 Park Avenue, New York, New York 10166, U.S.A.; and

(2) ALAN CHARLES FROGGATT, as agent and attorney for the Covenantors as defined below (the "COVENANTORS' REPRESENTATIVE").

RECITALS

(A) Pursuant to an offer document dated 20 February 1998 (the "OFFER DOCUMENT"), Insignia's predecessor, also known as Insignia Financial Group, Inc. ("OLD INSIGNIA"), offered to acquire all the issued and to be issued share capital of Richard Ellis Group Limited ("REGL") and the offers contained in the Offer Document were declared unconditional on 25 February 1998.

(B) Old Insignia and Andrew Huntley and Others entered into a deed of warranty and indemnity dated 25 February 1998 (the "DEED OF WARRANTY AND INDEMNITY") pursuant to which Old Insignia and the Covenantors assumed obligations towards and acquired rights against each other.

(C) By an agreement dated 26 May 1998, Old Insignia agreed to merge with Apartment Investment and Management Company with the latter company operating as the surviving corporation.

(D) Prior to the merger referred to in Recital (C), Old Insignia transferred its commercial business including REGL and its subsidiaries, to a subsidiary of Insignia/ESG Holdings, Inc., ("IESG"), at that time a wholly owned subsidiary of Old Insignia. Prior to such merger, Old Insignia agreed to transfer its rights, obligations and liabilities under and in respect of the Deed of Warranty and Indemnity and the Offer Document to IESG.

(E) By a Deed of Assumption and Variation (the "DEED OF ASSUMPTION AND VARIATION") which took effect from 30 September 1998, IESG was substituted for Old Insignia in respect of the rights, obligations and liabilities of Old Insignia under the Offer Document and the Deed of Warranty and Indemnity.

(F)     On 30 October 1998, IESG changed its name to "Insignia Financial Group,
        Inc."

(G) The Covenantors' Representative was given power under the Deed of Warranty and Indemnity and the Offer Document on behalf of the Covenantors to vary, waive or agree any changes to the method of calculating REGL Modified Pre-Tax Profit, Base Amount and Principal Amount of Deferred Loan Notes to be issued, including,


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        without limitation, in order to address any issues that may arise from the acquisition or merger of a company by or with any member of the Group.

(H) The parties to this Deed wish to vary the terms of the offers contained in the Offer Document and the terms of the Deed of Warranty and Indemnity (as varied by the Deed of Assumption and Variation) in accordance with the terms set out in this Deed.

NOW IT IS HEREBY AGREED:-

1.      DEFINITIONS

1.1 In this Deed, including the Recitals, unless otherwise provided, words and expressions defined in the Offer Document and the Deed of Warranty and Indemnity bear the same meaning and in addition, the following words and expressions shall bear the following meanings:-

        "DEED"               this Deed of Variation;

        "OFFER DOCUMENT"     has the meaning given to it in Recital (A);

        "COVENANTORS"        means each of the "Covenantors" as defined in the
                             Deed of Warranty and Indemnity;

        "RELEVANT OFFERS"    the C Ordinary Share Offer, the Cancellation
                             Alternative, the Convertible Share Offer and the
                             Ordinary Share Offer (as each such term is defined in the Offer Document)


1.2     Unless otherwise stated, in this Deed:-

        (a) references to the parties hereto include their respective permitted assignees and/or the respective successors in title to substantially the whole of their respective undertakings and, in the case of individuals, to their respective estates and personal representatives;

        (b) references to persons shall include bodies corporate and incorporated, associations, partnerships and individuals;

        (c) words denoting the singular shall include the plural and words denoting any gender shall include all genders;

        (d)    references to clauses are to clauses of this Deed; and

        (e) a reference to (or any specified provision of) the Deed of Warranty and Indemnity or the Offer Document is to be construed as a reference to the Deed of Warranty and Indemnity or the Offer Document (or that provision) as it has been, is by this Deed or may hereafter be, from time to time, amended, varied, supplemented, re-stated or novated.


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2.      EFFECT OF THE DEED

2.1 It is the intention of the parties to this Deed that the provisions of this Deed shall become binding and effective on the date stated at the beginning of this Deed.

2.2 Save to the extent amended by this Deed, the Deed of Warranty and Indemnity (as subsequently amended by the Deed of Assumption and Variation) and the Offer Document shall continue in full force and effect.

3.      VARIATION

3.1 The parties agree that the terms of the Relevant Offers as set out in the Offer Document shall be varied as set out in this clause 3.

3.2 The calculation of the Principal amount of Deferred Loan Notes to be issued under the Relevant Offers be and is hereby amended by making the following amendments to paragraph 15(A) of Appendix III of the Offer Document (Certain Definitions):-

        (a) the definition of "BASE AMOUNT" be deleted and replaced by the following definition:-

               "BASE AMOUNT"    shall mean in respect of the First Period, the
                                sum of (pounds sterling)5,750,000 and in respect of each subsequent Relevant Period, the sum of:-

                                (a) (pounds sterling)6,000,000; and

                                (b) an amount equal to the aggregate of one
                                    third of the Deferred Loan Notes payable in respect of each preceding Relevant Period(s);"

        (b) the definition of "REGL Modified Pre-tax Profit" be deleted and replaced by the following definition:-

               "REGL MODIFIED
               PRE-TAX PROFIT"      shall mean in respect of each Relevant
                                    Period the profit of the combined businesses of the REGL Group (excluding Insignia RE
                                    GmbH) and the St. Quintin Group (the
                                    "ENLARGED GROUP") determined in accordance with UK GAAP applied consistently (including the recognition of all liabilities under contractual obligations) with the audited accounts of REGL for the year ending 31
                                    December 1998, before UK Corporation Tax, provided that such amount shall be adjusted as follows:-


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                                    (a)  increased by an amount equal to the
                                         effect of amortising the goodwill
                                         arising as a result of the acquisition
                                         of St. Quintin Holdings Limited or any
                                         other acquisition, the financial
                                         results of which would be included in
                                         the combined profit of the Enlarged
                                         Group;

                                    (b)  increased by any amount that is
                                         deducted from the combined profit of
                                         the Enlarged Group during the Relevant
                                         Period in respect of relevant claims
                                         under, and as defined in, the St.
                                         Quintin Agreement, provided that the
                                         aggregate of all such adjustments may
                                         never exceed(pounds sterling)100,000 in
                                         respect of all Relevant Periods;

                                    (c)  increased by an amount that is deducted
                                         from the combined profit of the
                                         Enlarged Group during the Relevant
                                         Period in respect of relevant claims
                                         under the Deed of Warranty and
                                         Indemnity provided that the aggregate
                                         of all such adjustments may never
                                         exceed(pounds sterling)150,000 in
                                         respect of all Relevant Periods;

                                    (d)  in addition to any adjustments in
                                         accordance with paragraphs (b) and (c)
                                         above, increased by any amount that is
                                         deducted from the combined profit of
                                         the Enlarged Group during the Relevant
                                         Period in respect of relevant claims
                                         under the St Quintin Agreement or
                                         relevant claims under the Deed of
                                         Warranty and Indemnity but only to the
                                         extent that such amount is recovered by
                                         Insignia from the Escrow Fund or the
                                         escrow fund (as such latter term is
                                         defined in the St. Quintin Agreement);

                                    (e)  decreased by any gain on sale, or
                                         increased by any loss on disposal, of
                                         any portion of the business of the
                                         Enlarged Group or any sale of assets of
                                         the Enlarged Group not in the ordinary
                                         course of business;

                                    (f)  decreased by an amount equal to a rate
                                         of ten per cent. per annum (calculated
                                         on a daily basis) of all additional
                                         capital contributed or lent by Insignia
                                         (including any Insignia securities or,
                                         for the avoidance of doubt, any
                                         retained profits of the Enlarged Group)
                                         or provided in connection with any
                                         acquisitions (other than the
                                         acquisition


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                                         of St. Quintin Holdings Limited), the
                                         results of which are included in the
                                         accounts of the Enlarged Group for any
                                         Relevant Period and so that any amount
                                         calculated in accordance with this
                                         sub-paragraph (f) shall be in
                                         substitution for any other interest
                                         charged in respect of the same capital
                                         contributed or money lent and included
                                         in the accounts of the Enlarged Group
                                         in any Relevant Period;

                                    (g)  increased by an amount equal to any
                                         interest charged on any loan provided
                                         by Insignia to the REGL Group so that
                                         REGL may purchase the business and
                                         assets of the St. Quintin Group;

                                    (h)  increased by an amount equal to ten
                                         per cent of the value of the aggregate
                                         of the proceeds of disposal in any
                                         Relevant Period of any portion of the
                                         existing UK business of the St. Quintin
                                         Group or REGL but only to the extent
                                         that such proceeds are remitted to
                                         Insignia;

                                    (i)  by disregarding, in respect of the
                                         First Period, any profits or losses of
                                         the St. Quintin Group up to and
                                         including 28 February 1999;

                                    (j)  by disregarding any profit of REGL
                                         attributable to its business outside
                                         the United Kingdom applying its normal
                                         criteria for determining such
                                         attributions; and

                                    (k)  increased by an amount of any
                                         professional and other external costs
                                         incurred by the Enlarged Group in
                                         connection with any acquisitions or
                                         proposed acquisitions outside the
                                         United Kingdom."

        (c)    the following definitions be included:-

                      (i) "references to the "FIRST PERIOD" are to the period commencing on 1 January 1999 and ending on 31 December 1999 (both dates inclusive), references to the "SECOND PERIOD" are to the period commencing on 1 January 2000 and ending on 31 December 2000, references to the "THIRD PERIOD" are to the period commencing on 1 January 2001 and ending on 31 December 2001 and references to the "FOURTH PERIOD" are to the period commencing on 1 January 2002 and ending on 31 December 2002;"


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                      (ii)   "RELEVANT PERIOD" shall mean, as appropriate, the
                             First Period, the Second Period, the Third Period and the Fourth Period;"

                      (iii) "ST. QUINTIN GROUP" shall mean St. Quintin Holdings Limited and its subsidiaries from time to time;"

                      (iv) "ST. QUINTIN AGREEMENT" shall mean the agreement between Insignia Financial Group Inc., and the Vendors as defined therein, whereby Insignia agrees to buy and the Vendors agree to sell the entire issued share capital of St. Quintin Holdings Limited.

        (d) the definition of "Principal amount of Deferred Loan Notes to be issued" be deleted and replaced by the following definition:-

                      "PRINCIPAL AMOUNT OF DEFERRED LOAN NOTES TO BE ISSUED" shall mean, for each Relevant Period, the amount, if any, equal to 3 times the amount by which REGL Modified Pre-tax Profit exceeds the Base Amount.

        (e) the definition of "MAXIMUM AMOUNT" be amended by deleting the words from the beginning of the second line of the definition to the end of section C on page 33 of the Offer Document and substituting therefor the words "below shall not exceed
               (pounds sterling)7,500,000."; and

        (f) the definitions of "RICHARD ELLIS AUDITED FINANCIALS" and "PENSION FUND INDEMNITY" shall be deleted.

3.3 In consideration of the amendments made hereby, the parties hereby agree that Insignia shall pay to each Covenantor his appropriate proportion (as defined in the Deed of Warranty and Indemnity) of the sum of (pounds sterling)2,000,000, such payment to be made in cleared funds on 6 April 1999 to such account as the relevant Covenantor shall have specified in writing or if no such bank account is specified, by cheque to the relevant Covenantor sent to his address shown in the register of such Covenantors maintained by Insignia.

3.4 In consideration of the amendments made hereby, Insignia hereby agrees to pay to the Covenantors an amount (the "ACQUISITION FEE") equal to 5 per cent. of the aggregate of all consideration paid or earned (as the case may be) from time to time to any vendor(s) of any European (for these purposes, excluding the United Kingdom) companies, partnerships, businesses or operations of any other description acquired prior to 31 December 2002 by Insignia or any of its subsidiary undertakings from time to time, provided that:-

        (a) the acquisition of Insignia RE GmbH and Colliers Macaulay Nicholls, Inc. ("CMN") (but not any interest in any subsidiary of CMN held by any person



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               other than CMN or a subsidiary of CMN) shall be  disregarded  for the purposes of determining the Acquisition Fee; and

        (b) the Acquisition Fee for all such acquisitions shall not exceed (pound)1,000,000 in the aggregate.

3.5     For the purposes of clause 3.4:-

        (a) "consideration paid or earned" shall include, without limitation:-

               (i)    consideration in money or money's worth;

               (ii) any consideration which is to be held subject to any escrow arrangements (without discounting its value by reason of being held subject to such escrow arrangements);

               (iii)  any signing-on fees paid to, or earned by, any vendor(s);
                      and

               (iii) any stock options which will be deemed to have the same value as attributed to such options in the transaction from which they arise; and

        (b) "vendor(s)" shall include any individual or corporate entity who/ which is entitled to receive any consideration (excluding salary, on-going consultancy fees or other normal benefits in accordance with any contract of employment or contract for services) as a consequence of becoming an employee or consultant of Insignia or any of its subsidiary undertakings from time to time, notwithstanding that such person or corporate entity may not dispose of any business in connection with receiving such consideration.

3.6 Insignia shall pay to each Covenantor his appropriate proportion of any Acquisition Fee within 10 business days of the consideration to which such Acquisition Fee relates having been agreed or determined. Any payment of an Acquisition Fee shall be made in the manner provided in clause 3.3.

3.7 Notwithstanding anything to the contrary in the Deed of Warranty and Indemnity or the Offer Document, the payments to the Covenantors referred to in clauses 3.3, 3.4 and 3.6 shall be paid free from all claims, liens, charges, mortgages, pledges, encumbrances and shall not be subject to any equity set-off or cross-claim on the part of the Company against any Covenantor, including, without limitation, the escrow arrangements set out in clause 5 of Schedule 2 of the Deed of Warranty and Indemnity.

3.8 Notwithstanding anything to the contrary in the Deed of Warranty and Indemnity or the Offer Document, the Principal amount of Deferred Loan Notes issued in any Relevant Period shall be issued to the Covenantors free from all claims, liens, charges, mortgages, pledges, encumbrances and shall not be subject to any equity set-off or cross-claim on the part of the Company against any Covenantor and shall not be subject to the Escrow Arrangements, unless and save only to the extent that if, at the


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        date  when  the  Deferred  Loan  Notes  are  issued,  each  Covenantor's appropriate proportion of the value of any relevant claim outstanding under the Deed of Warranty and Indemnity exceeds the amount of such Covenantor's Retained Escrow Security. In such event, Insignia shall deliver to the Escrow Agent Deferred Loan Notes equal to the value of such shortfall of each Covenantor's Escrow Security and will deliver a copy of such certificate to each Covenantor.

4       GOVERNING LAW

4.1 This Deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this agreement or its formation) shall be governed by and construed in accordance with English law.

4.2 The parties irrevocably submit to the non-exclusive jurisdiction of the High Court of Justice in London for the purpose of hearing and determining any dispute arising out of or in connection with this Deed and for the purpose of enforcement of any judgement against their respective assets.

EXECUTED and DELIVERED as a DEED by the parties on the date stated at the beginning of the DEED.


EXECUTED and DELIVERED              )       By: /s/ Steven B. Siegel
as a deed by INSIGNIA FINANCIAL     )          ------------------------------
GROUP, INC. acting by:-             )               Steven B. Siegel
                                                    President

                                            By: /s/ Adam B. Gilbert
                                               ------------------------------
                                                    Adam B. Gilbert
                                                    Executive Vice President
                      Director
                      Director/Authorised Signatory



EXECUTED and DELIVERED              )       By: /s/ Alan Charles Froggatt
as a DEED by ALAN CHARLES           )          ------------------------------
FROGGATT as agent and attorney      )               Alan Charles Froggatt
for the Covenantors, in the                         Chief Executive Officer
presence of:-                       )



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                               DATED 5 March 1999
                               ------------------






                      (1)    INSIGNIA FINANCIAL GROUP, INC.




                      (2)    ALAN CHARLES FROGGATT








                                DEED OF VARIATION


                               GPE(824.cln)/758725